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                                                                     Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-36157, Form S-8 No. 33-54164, Form S-8 No. 333-05461 and Form
S-8 No. 333-05485) pertaining to the stock option plans of Fuqua Enterprises, Inc. ("Fuqua") of our report dated March 13, 1996 except for Note 1 as to which the date is March 13, 1997, with respect to the financial statements of the Lumex Division of Lumex, Inc. included in Fuqua's Form 8-K/A dated April 3, 1997.







                                              /s/ Ernst & Young LLP
                                              ---------------------
                                              ERNST & YOUNG LLP





New York, New York
March 20, 1997